Exhibit 3.1

Second Amendment to the Amended and Restated By-Laws
of PHH Corporation

Effective as of December 5, 2013

The Amended and Restated By-Laws of PHH Corporation are hereby amended by deleting Article I, Section 1.10 and Section 1.11 thereof in their entirety and substituting the following in lieu thereof:

SECTION 1.10             Advance Notice Provisions for Election of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section. A stockholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than the close of business on the 90th day nor more than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days before or delayed by more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 90th day prior to the date of such annual meeting and not later than the close of business on the later of the 60th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was sent or public announcement of the date of the special meeting was made, whichever first occurs. A stockholder’s notice required by this Section to the Secretary must be in writing and set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (each, a “Proposed Nominee”), (1) all information relating to the Proposed Nominee that would be required to be disclosed in connection with solicitations of proxies for election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A of the Exchange Act, and the rules and regulations promulgated thereunder, and (2) a statement of the background and qualifications of such Proposed Nominee, (b) as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person (as defined herein), (1) the class, series and number of all shares of stock or other securities of the Corporation or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, and documentary evidence of such record or beneficial ownership, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including, without limitation, any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such stockholder, Proposed Nominee or Stockholder Associated Person, (2) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person, (3) whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including, without limitation, any short interest, any borrowing or lending of securities or any proxy or voting agreement), with a value derived in whole or in part from the value of any class or series of the Company Securities, whether or not the instrument or rights shall be subject to settlement in the underlying class or series of Company Securities or otherwise or the effect or intent of which is to (I) manage risk or benefit of changes in the price of Company Securities for such stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation or any affiliate thereof, disproportionately to such person’s economic interest in the Company Securities (each a “Derivative Instrument”), (4) any interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series, (5) the name of each person with whom such stockholder, Proposed Nominee or Stockholder Associated Person has any agreement, arrangement or understanding (whether written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such stockholder, Proposed Nominee or Stockholder Associated Person in response to a public proxy or consent solicitation made generally by such person to all holders of Company Securities), or disposing of any Company Securities, or to cooperate in obtaining, changing, or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses) or related to the nomination of the Proposed Nominee or acting together for the purpose of affecting the Corporation’s policy, practices or strategic plans, and a description of each such agreement, arrangement, or understanding, (6) a description of the material interest of the stockholder, Proposed Nominee or Stockholder Associated Person in the nomination of the Proposed Nominee, (7) a description of any direct or indirect interest of any such stockholder, Proposed Nominee or Stockholder Associated Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement, or consulting agreement), (8) a description of any pending or threatened litigation in which any such stockholder, Proposed Nominee or Stockholder Associated Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (9) any rights to dividends on any Company Securities owned beneficially by such stockholder, Proposed Nominee or Stockholder Associated Person that are separated or separable from the underlying Company Securities, (10) any proportionate interest in any Company Securities or Derivative Instruments held, directly or indirectly, by a general partner or limited partnership or limited liability company or similar entity in which such stockholder, Proposed

Nominee or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity, (11) any performance-related fees (other than an asset fee) that such stockholder, Proposed Nominee or Stockholder Associated Person is entitled to based on any increase or decrease in the value of any Company Securities or any Derivative Instrument, and (12) any arrangements, rights or other interests described in this clause (b) held by members of such stockholder’s, Proposed Nominee’s or Stockholder Associated Person’s immediate family in the same household, (c) as to a Proposed Nominee (1) all information that would be reasonably relevant to a determination by the Board as to whether such Proposed Nominee is “independent” within the meaning of all applicable securities law and stock exchange requirements, (2)  all information that would be relevant to a determination by the Board (or any relevant committee) as to whether such Proposed Nominee meets any standards for Board membership set forth by the Board (or any committee thereof) in any publicly available documents, and (3) a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among each such stockholder, Proposed Nominee or Stockholder Associated Person and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each such stockholder, Proposed Nominee or Stockholder Associated Person, and his or her respective affiliates and associates or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder giving the notice or Stockholder Associated Person were the “registrant” for purposes of Item 404 and the Proposed Nominee were a director or executive officer of such registrant, (d) as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clause (b) hereof, and any Proposed Nominee, the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee, (e) a representation from the stockholder as to (x) the accuracy of the information provided, (y) that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the Proposed Nominee and (z) whether the stockholder intends to solicit proxies in support of any Proposed Nominee, (f) any other information (x) that, as of the date of the notice, would be required to be filed on Schedule 13D (including the exhibits thereto) under the Exchange Act by any of the stockholder, Proposed Nominee or Stockholder Associated Person, regardless of whether such person has publicly filed or is required to file a Schedule 13D containing such information or (y) relating to such stockholder that would be required to be disclosed in connection with solicitations of proxies for election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A of the Exchange Act, and the rules and regulations promulgated thereunder, and (g) any other information as reasonably requested by the Corporation.  If, after the stockholder has delivered such notice, any information required to be contained in such notice as described in this paragraph changes prior to the date of the relevant annual meeting, such notice shall be deemed to be not in compliance with this Section 1.10 and not effective unless such stockholder, within three New York Stock Exchange business days of the date of the event causing such change in information, delivers to the Secretary an updated notice containing such change.

As used herein, the term “Stockholder Associated Person” of any stockholder means (i) any person acting in concert with, such stockholder, (ii) any beneficial owner of Company Securities owned of record or beneficially by such stockholder (other than a stockholder that is a depositary), and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person and a person shall be deemed to be “acting in concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement) in concert with, or towards a common goal relating to the Corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be acting in concert with any other person solely as a result of the solicitation of proxies after the filing of an effective Schedule 14A under Section 14(a) of the Exchange Act. A person acting in concert with another person shall be deemed to be acting in concert with any third party who is also acting in concert with such other person.

Such notice must be accompanied by a written consent of each Proposed Nominee to be named as a nominee and to serve as a director if elected. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section. If the chairman of the meeting determines that a nomination was not made in accordance with the procedures set forth in this Section, the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice of a stockholder proposal hereunder.

To be eligible to be a nominee for election or reelection as a director of the Corporation, the proposed nominee (whether nominated by or at the direction of the Board of Directors or by a stockholder), or someone acting on such proposed nominee’s behalf, must deliver (in accordance with any applicable time periods prescribed for delivery of notice of nominations under this Section 1.10) to the Secretary at the principal executive offices of the Corporation a completed written questionnaire (which questionnaire shall be provided by the Secretary upon written request) which accurately and completely provides such information with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made that would be required to be disclosed to stockholders pursuant to applicable law or the rules and regulations of any stock exchange applicable to the Corporation, including without limitation all information described in this Section 1.10.  The proposed nominee must also provide (in accordance with any applicable time periods prescribed for delivery of notice of nominations under this Section 1.10) a written representation and agreement, in the form provided by the Secretary upon written request, that such proposed nominee: (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been fully disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not and will not become party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been fully disclosed to the Corporation in writing, and (C) would be in compliance if elected as a director of the Corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

SECTION 1.11             Advance Notice Provisions for Business to be Transacted at Annual Meeting.  No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is stockholder of record on the date of the giving of the notice provided for in this Section and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section. A stockholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than the close of business on the 90th day nor more than the close of business on the 120 day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days before or delayed by more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 90th day prior to the date of such annual meeting and not later than the close of business on the later of the 60th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

A stockholder’s notice required by this Section to the Secretary must be in writing and set forth as to each matter such stockholder proposes to bring before the annual meeting (i) as to any business that the stockholder proposes to bring before the meeting, a description of such business, the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person, individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom, (ii) as to the stockholder giving the notice and any Stockholder Associated Person, (1) the Company Securities, if any, which are owned (beneficially or of record) by such stockholder or Stockholder Associated Person, and documentary evidence of such record or beneficial ownership, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including, without limitation, any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such stockholder or Stockholder Associated Person, (2) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder or Stockholder Associated Person, (3) whether and the extent to which such stockholder or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including, without limitation, any short interest, any borrowing or lending of securities or any proxy or voting agreement), with a value derived in whole or in part from the value of any class or series of the Company Securities, whether or not the instrument or rights shall be subject to settlement in the underlying class or series of Company Securities or otherwise or the effect or intent of which is to (I) manage risk or benefit of changes in the price of Company Securities for such stockholder or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder or Stockholder Associated Person in the Corporation or any affiliate thereof disproportionately to such person’s economic interest in the Company Securities (each a “Stockholder Derivative Instrument”), (4) any interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series, (5) any other information (x) that, as of the date of the notice, would be required to be filed on Schedule 13D (including the exhibits thereto) under the Exchange Act by any of the stockholder or Stockholder Associated Person, regardless of whether such person has publicly filed or is required to file a Schedule 13D containing such information or (y) relating to such stockholder or the Stockholder Associated Person that would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A of the Exchange Act, and the rules and regulations promulgated thereunder, (6) the name of each person with whom such stockholder or Stockholder Associated Person has any agreement, arrangement or understanding (whether written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such stockholder or Stockholder Associated Person in response to a public proxy or consent solicitation made generally by such person to all holders of Company Securities), or disposing of any Company Securities of the Corporation, or to cooperate in obtaining, changing, or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses), related to any item of business described pursuant to clause (i) above or acting together for the purpose of affecting the Corporation’s policy, practices or strategic plans, and a description of each such agreement, arrangement, or understanding, (7) a description of the material interest of the stockholder or Stockholder Associated Person in each item of business described pursuant to clause (i) above, (8) a description of any direct or indirect interest of any such stockholder or Stockholder Associated Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement, or consulting agreement), (9) a description of any pending or threatened litigation in which any such stockholder or Stockholder Associated Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (10) any rights to dividends on any Company Securities owned beneficially by such stockholder or the Stockholder Associated Person that are separated or separable from the underlying Company Securities, (11) any proportionate interest in Company Securities or Stockholder Derivative Instruments held, directly or indirectly, by a general partner or limited partnership or limited liability company or similar entity in which such stockholder or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity, (12) any performance-related fees (other than an asset fee) that such stockholder or Stockholder Associated Person is entitled to based on any increase or decrease in the value of any Company Securities or any Stockholder Derivative Instrument, (13) any arrangements, rights or other interests described in this clause (ii) held by members of such stockholder or the Stockholder Associated Person’s immediate family in the same household, and (14) a description of all agreements, arrangements and understandings, direct and indirect, between the stockholder or the Stockholder Associated Person, and any other person or persons (including their names) in connection with the proposal of such business by the stockholder or Stockholder Associated Person, (iii) as to the stockholder giving the notice and any Stockholder Associated Person with an interest or ownership referred to in clause (i) or (ii) hereof, the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person, (iv) a representation from the stockholder as to (a) the accuracy of the information provided, (b) that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such business before the meeting and (c) whether the stockholder intends to solicit proxies in support of any of such stockholder’s proposals, and (v) any other information reasonably requested by the Corporation. If, after the stockholder has delivered such notice, any information required to be contained in such notice as described in this paragraph changes prior to the date of the relevant annual meeting, such notice shall be deemed to be not in compliance with this Section 1.11 and not effective unless such stockholder, within three New York Stock Exchange business days of the date of the event causing such change in information, delivers to the Secretary an updated notice containing such change.

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in Section 1.10 or in this Section, provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in Section 1.10 nor in this Section shall be deemed to preclude discussion by any stockholder of any such business.  If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.  No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice of a stockholder proposal hereunder.